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                                                                    EXHIBIT 10.2

                          TRANSITION SERVICES AGREEMENT

         THIS TRANSITION SERVICES AGREEMENT, dated as of __________, 2001 (this "Agreement"), is made by and between National Service Industries, Inc., a Delaware corporation ("Parent"), and L & C Spinco, Inc., a Delaware corporation ("Spinco").

                                   WITNESSETH:

         WHEREAS, Parent and Spinco are parties to an Agreement and Plan of Distribution, dated as of __________, 2001 (the "Distribution Agreement"), pursuant to which Parent will transfer certain assets to Spinco and have Spinco assume certain liabilities of Parent;

         WHEREAS, in connection with the transactions contemplated by the Distribution Agreement, Parent and Spinco wish to enter into this Agreement for purposes of continuity and transition; and

         WHEREAS, Spinco desires to cause Parent to provide the Services set forth on Schedule A to Spinco, and Parent is willing to provide such Services, and Parent desires to cause Spinco to provide the Services set forth on Schedule B to Parent, and Spinco is willing to provide such Services, all on the terms and conditions set forth below;

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein, agree as follows:

         SECTION 1.        SPECIFIC DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

         "Applicable Rate" shall mean the rate of interest per annum announced from time to time by ____________________________ as its prime lending rate plus 4% per annum.

         "Bankruptcy Event" with respect to a party shall mean the filing of an involuntary petition in bankruptcy or similar proceeding against such party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

         "Change in Control" shall have the meaning given to that term in that certain Severance Protection Agreement for Key Management entered into between Parent and certain of its key management.

         "Loss" shall mean all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto.


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         "Parent Services" shall mean those transitional services to be provided by Parent to Spinco set forth on Schedule A hereto to assist Spinco in operating Spinco's business.

         "Person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Services" shall mean, collectively, the Parent Services and the Spinco Services.

         "Spinco Services" shall mean those transitional services to be provided by Spinco to Parent set forth on Schedule B hereto to assist Parent in operating Parent's business.

         SECTION 2.      SERVICES.

         Section 2.1 Services. (a) Parent shall provide to Spinco each Parent Service for the term set forth opposite the description of such Parent Service in Schedule A. Additional services may be provided to Spinco by Parent if such arrangement is agreed to in writing and executed by Parent and Spinco.

                  (b) Spinco shall provide to Parent each Spinco Service for the term set forth opposite the description of such Spinco Service in Schedule B. Additional services may be provided by Spinco to Parent if such arrangement is agreed in writing and executed by Parent and Spinco.

         Section 2.2 Standard of Service. In performing the Services, Parent and Spinco shall provide substantially the same level of service and use substantially the same degree of care as their respective personnel provided and used in providing such Services prior to the date hereof, subject in each case to any provisions set forth on Schedule A or Schedule B with respect to each such Service.

         SECTION 3.      LICENSES AND PERMITS.

         Each party warrants and covenants that all duties and obligations (including with respect to Parent, all Parent Services and with respect to Spinco, all Spinco Services) to be performed hereunder shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Each party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including with respect to Parent, the Parent Services and with respect to Spinco, the Spinco Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

         SECTION 4.      PAYMENT.

         Section 4.1 Service Fees. (a) In consideration for the provision of each of the Parent Services, Spinco shall pay to Parent the fee set forth for such Parent Service on Schedule A.

                  (b) In consideration for the provision of each of the Spinco Services, Parent shall pay to Spinco the fee set forth for such Spinco Service on Schedule B.

         Section 4.2 Costs and Expenses. (a) In addition to the fees payable in accordance with Section 4.1(a), Spinco shall reimburse Parent for all reasonable and necessary out-of-pocket costs and expenses (including postage and other delivery costs, telephone, telecopy and similar expenses) incurred by Parent with respect to third parties in connection with the provision of Parent Services to Spinco pursuant to the terms of this Agreement or paid by Parent on behalf of Spinco.

                  (b)    In addition to the fees payable in accordance with
Section 4.1(b), Parent shall reimburse Spinco for all reasonable and necessary out-of-pocket costs and expenses (including postage and other delivery


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costs, telephone, telecopy and similar expenses) incurred by Spinco with respect to third parties in connection with the provision of Spinco Services to Parent pursuant to the terms of this Agreement or paid by Spinco on behalf of Parent.

         Section 4.3 Invoices. (a) Parent will invoice Spinco in U.S. dollars: (i) as of the last day of each calendar month for any fees payable by Spinco in accordance with Section 4.1(a) for Parent Services listed on Schedule A provided pursuant to the terms of this Agreement during such month; (ii) as of the last day of each calendar month for any amounts payable by Spinco in accordance with Section 4.2(a) for any out-of-pocket costs and expenses incurred during the immediately preceding month to the extent Parent has received an invoice from such third party; and (iii) as of the last day of each calendar month for any taxes (excluding income taxes) payable with respect to the provision of Parent Services to Spinco during such month. Parent shall deliver or cause to be delivered to Spinco each such invoice within thirty (30) days following the last day of the calendar month to which such invoice relates. Spinco shall pay each such invoice received by electronic funds transfer within thirty (30) days of the date on which such invoice was received.

                  (b) Spinco will invoice Parent in U.S. dollars: (i) as of the last day of each calendar month for any fees payable by Parent in accordance with Section 4.1(b) for Spinco Services listed on Schedule B provided pursuant to the terms of this Agreement during such month; (ii) as of the last day of each calendar month for any amounts payable by Parent in accordance with Section 4.2(b) for any out-of-pocket costs and expenses incurred during the immediately preceding month to the extent Spinco has received an invoice from such third party; and (iii) as of the last day of each calendar month for any taxes (excluding income taxes) payable with respect to the provision of Spinco Services to Parent during such month. Spinco shall deliver or cause to be delivered to Parent each such invoice within thirty (30) days following the last day of the calendar month to which such invoice relates. Parent shall pay each such invoice received by electronic funds transfer within thirty (30) days of the date on which such invoice was received.

         Section 4.4 Late Payment. Any amount not paid when due shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate. Notwithstanding the foregoing, in the event a party disputes the accuracy of any invoice, a party shall pay the undisputed portion of such invoice a provided herein, and the parties hereto will promptly meet and seek to resolve the disputed amount of the invoice. Each party agrees to pay the other party's reasonable attorneys' fees and other costs incurred in collection of any amounts owed to such other party hereunder and not paid when due. Notwithstanding anything to the contrary contained herein, in the event either party fails to make a payment when due hereunder, and such failure continues for a period of thirty (30) days following delivery of written notice to such non-paying party of such failure, the other party shall have the right to cease provision of Services to such non-paying party until such overdue payment (and any applicable late payment fee accrued with respect thereto) is paid in full. Such right of the party providing Services shall not in any manner limit or prejudice any of such party's other rights or remedies in the event of the non-paying party's failure to make payments when due hereunder, including any rights or remedies pursuant to Section 7.

         Section 4.5 Fees, Etc. Upon Termination of Services. In the event of a termination of Services pursuant to Section 7.1, with respect to the calendar month in which such Services cease to be provided, the recipient of such Services shall be obligated to pay a pro rata share of the fee for such Service set forth on Schedule A or Schedule B, as applicable, equal to the product of (x) the fee set forth on Schedule A or Schedule B, as applicable, multiplied by (y) a fraction, the numerator of which is the number of days in the calendar month in which such Services cease to be provided preceding and including the last date on which such Services are provided, and the denominator of which is 30.

         SECTION 5.      INDEMNIFICATION.

         Section 5.1 Indemnification by Principal. (a) Spinco agrees to indemnify, defend and hold Parent harmless from and against any Loss to which Parent may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by Parent of Parent Services, other than Losses resulting from Parent's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement. Notwithstanding any provision in this Agreement to the contrary, Spinco shall not be liable under this Section 5.1 for any consequential, special or punitive damages (including lost profits), except to the extent that such


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consequential, special or punitive damages relate to a Loss resulting from a
Third-Party Claim (as defined in the Distribution Agreement).

                          (b)      Parent agrees to indemnify, defend and hold
Spinco harmless from and against any Loss to which Spinco may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by Spinco of Spinco Services, other than Losses resulting from Spinco's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement. Notwithstanding any provision in this Agreement to the contrary, Parent shall not be liable under this Section 5.1 for any consequential, special or punitive damages (including lost profits), except to the extent that such consequential, special or punitive damages relate to a Loss resulting from a Third-Party Claim (as defined in the Distribution Agreement).

         Section 5.2 Indemnification by Provider. (a) Parent agrees to indemnify, defend and hold Spinco harmless from and against any Loss to which Spinco may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by Parent of Parent Services to Spinco where such Losses resulted from Parent's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement.

                          (b)      Spinco agrees to indemnify, defend and hold
Parent harmless from and against any Loss to which Parent may become subject arising out of, by reason of or otherwise in connection with the provision hereunder by Spinco of Spinco Services to Parent where such Losses resulted from Spinco's gross negligence, willful misconduct or material breach of its obligations pursuant to this Agreement.

         Section 5.3 Procedures for Indemnification. Any indemnification claims made hereunder shall be made in accordance with Article III of the Distribution Agreement.

         SECTION 6.       CONFIDENTIALITY.

         Each party shall keep confidential the Schedules to this Agreement and all information received from the other party regarding the Services, including any information received with respect to Parent or Spinco, and to use such information only for the purposes set forth in this Agreement unless otherwise agreed to in writing by the party from which such information was received. In the event a party is required by any court or legislative or administrative body (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any confidential information provided pursuant to this Agreement, the party shall provide the other party with prompt notice of such requirement in order to afford the other party an opportunity to seek an appropriate protective order or other remedy. However, if the other party is unable to obtain or does not seek such protective order and the party required to disclose the confidential information is, in the opinion of its counsel, legally compelled to disclose such confidential information, disclosure of such information may be made without liability under this Agreement. The covenants in this Section 6 shall survive any termination of this Agreement indefinitely with respect to information qualifying as a trade secret under applicable law and for a period of three (3) years from the date such termination becomes effective with respect to all other information.

         SECTION 7.       TERM.

         Section 7.1 Duration. (a) Subject to Sections 6, 7.2, 7.3 and 7.4, the term of this Agreement shall commence on the date hereof and shall continue in full force and effect with respect to each Service until the earlier of (i) the first anniversary of the Distribution Date (as defined in the Distribution Agreement) or (ii) the termination of such Service in accordance with Section 7.1(b).

                          (b)      Each party acknowledges that the purpose of
this Agreement is for Parent to provide the Parent Services to Spinco on an interim basis until Spinco can perform the Parent Services for itself, and for Spinco to provide the Spinco Services to Parent on an interim basis until Parent can perform the Spinco Services for itself. Accordingly, each of Parent and Spinco shall use its commercially reasonable efforts to make or obtain such approvals, permits and licenses and implement such systems, as shall be necessary for it to provide the appropriate


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Services for itself as promptly as practicable. As Spinco becomes self-sufficient or engages other sources to provide any Parent Service, Spinco shall be entitled to release Parent from providing any or all of the Parent Services hereunder by delivering a written notice thereof to Parent at least thirty (30) days prior to the effective date of release of such Parent Service(s). At the end of such thirty (30) day period (or such shorter period as may be agreed by the parties), Parent shall discontinue the provision of the Parent Services specified in such notice and any such Parent Services shall be excluded from this Agreement, and Schedule A shall be deemed to be amended accordingly. As Parent becomes self-sufficient or engages other sources to provide any Spinco Service, Parent shall be entitled to release Spinco from providing any or all of the Spinco Services hereunder by delivering a written notice thereof to Spinco at least thirty (30) days. At the end of such thirty
(30) day period (or such shorter period as may be agreed by the parties), Spinco shall discontinue the provision of the Spinco Services specified in such notice and any such Spinco Services shall be excluded from this Agreement, and Schedule B shall be deemed to be amended accordingly.

         Section 7.2 Early Termination by Parent. Parent may terminate this Agreement by giving written notice to Spinco under the following circumstances:

                  (a) if Spinco shall default in the performance of any of its material obligations under, or breach any of its warranties set forth in, this Agreement, and such default or breach shall continue and not be remedied for a period of thirty (30) days after Parent has given written notice to Spinco specifying such default or breach and requiring it to be remedied;

                  (b) if a Bankruptcy Event has occurred with respect to Spinco; or

                  (c)      upon the occurrence of a Change in Control of Spinco.

         Section 7.3 Early Termination by Spinco. Spinco may terminate this Agreement by giving written notice to Parent under the following circumstances:

                  (a) if Parent shall default in the performance of any of its material obligations under, or breach any of its warranties set forth in, this Agreement and such default or breach shall continue and not be remedied for a period of thirty (30) days after Spinco has given written notice to Parent specifying such default or breach and requiring it to be remedied;

                  (b) if a Bankruptcy Event has occurred with respect to Parent; or

                  (c)      upon the occurrence of a Change in Control of Parent.

         Section 7.4 Force Majeure. In the event the performance by Spinco or Parent of their respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control, including fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, act of God, boycott, embargo, shortage or unavailability of supplies, riot, or governmental law, regulation or edict (collectively, the "Force Majeure Events"), the party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance due to such Force Majeure Event, but shall give prompt written notice to the other party of the Force Majeure Event. The party affected by the Force Majeure Event shall cooperate with the other party in obtaining, at the other party's sole expense, an alternative source for the affected Services, and the other party shall be released from any payment obligation to the party affected by the Force Majeure Event with respect to such Services during the period of such Force Majeure Event. Additionally, upon and during the occurrence of a Force Majeure Event, at the sole option of the party receiving the Services affected by the Force Majeure Event, the term of this Agreement shall be tolled with respect to any Services that are not being provided by a third party.

         Section 7.5 Consequences on Termination. In the event this Agreement expires or is terminated in accordance with this Section 7, then (a) all Services to be provided will promptly cease, (b) each of Parent and Spinco shall promptly return all confidential information received from the other party in connection with this Agreement (including the return of all information received with respect to the Services of Parent or Spinco, as the case may


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be), without retaining a copy thereof, and (c) each of Parent and Spinco shall honor all credits and make any accrued and unpaid payment to the other party as required pursuant to the terms of this Agreement, and no rights already accrued hereunder shall be affected.

         SECTION 8.        RECORDS.

         Each of the parties shall create and, for a period of six (6) years after the termination or expiration of this Agreement, maintain full and accurate books in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other party shall make available for inspection and copy by such other party's agents such records during reasonable business hours.

         SECTION 9.        DISPUTE RESOLUTION.

         SECTION 9.1 Dispute Resolution under Distribution Agreement. Any dispute arising out of or relating to the performance, breach or interpretation of this Agreement shall be handled in accordance with Article V of the Distribution Agreement.

         SECTION 9.2 Continuity of Service and Performance. Unless otherwise agreed herein or in writing, the parties will continue to provide Services and honor all other commitments under this Agreement and each Ancillary Agreement (as defined in the Distribution Agreement) during the course of dispute resolution pursuant to the provisions of this Section 9 with respect to all matters not subject to such dispute, controversy or claim.

         SECTION 10.       NOTICES.

         All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         To Parent:

                  National Service Industries, Inc.
                  -------------------------------------
                  -------------------------------------
                  Attention:  _____________________________
                  Telephone:  _____________________________
                  Facsimile:  _____________________________

         With a copy to:

                  National Service Industries, Inc.
                  -------------------------------------
                  -------------------------------------
                  Attention:  _____________________________
                  Telephone:  _____________________________
                  Facsimile:  _____________________________

         To Spinco:


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                  L & C Spinco, Inc.
                  -------------------------------------
                  -------------------------------------
                  Attention:  _____________________________
                  Telephone:  _____________________________
                  Facsimile:  _____________________________


         With a copy to:

                  L & C Spinco, Inc.
                  -------------------------------------
                  -------------------------------------
                  Attention:  _____________________________
                  Telephone:  _____________________________
                  Facsimile:  _____________________________

         SECTION 11.       MISCELLANEOUS.

         SECTION 11.1 Waivers, Modifications, Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Spinco, on the one hand, and Parent, on the other hand, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and in addition to other or further remedies provided by law or equity.

         SECTION 11.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE.

         SECTION 11.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person, corporation, partnership or other entity or any circumstance, is invalid and unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, corporations, partnerships or other entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any jurisdiction.

         SECTION 11.4 Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Sections and Schedules shall be deemed references to Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. This Agreement shall not be construed against either party as the principal drafter hereof.

         SECTION 11.5 Entire Agreement. This Agreement (including all Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.


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         SECTION 11.6     Assignment. Neither Parent nor Spinco may, directly or
indirectly, assign or subcontract, or attempt to assign or subcontract, any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, except with the prior written consent of the other party; it being understood that such consent shall not be unreasonably withheld if Parent or Spinco assigns or subcontracts the Agreement to one of its Affiliates (as defined in the Distribution Agreement) with the financial and other resources and expertise to perform all of the obligations of such party hereunder. Any attempted assignment or delegation not in compliance with the forgoing shall be null and void and of no effect. Nothing contained herein shall prevent a party from providing Services through or with the assistance of third parties whom such party regularly used to provide such Services prior to the date hereof.

         SECTION 11.7 Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, if any, and except as provided herein, shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, if any.

         SECTION 11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         SECTION 11.9 No Agency or Partnership. Nothing in this Agreement will create, or will be deemed to create, a partnership or the relationship of principal and agent or of employer and employee between the parties.

         SECTION 11.10 Provisions Unaffected. Nothing contained in this Agreement shall affect the rights and obligations of Parent and Spinco pursuant to the Distribution Agreement.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the parties as of the date first herein above written.

                                    NATIONAL SERVICE INDUSTRIES, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    L & C SPINCO, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


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